Exhibit 99.1

International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050

Contact Information:
Laurie W. Little
949-461-6002
laurie.little@valeant.com

VALEANT PHARMACEUTICALS APPOINTS HOWARD B. SCHILLER AS CHIEF FINANCIAL OFFICER

Mississauga, Ontario – November 10, 2011 – Valeant Pharmaceuticals International, Inc.(NYSE: VRX) (TSX: VRX) today announced that Howard B. Schiller has been named to the role of Executive Vice President and Chief Financial Officer, effective upon his commencement of employment with Valeant, which is expected to be December 1, 2011.  Mr. Schiller, who recently retired from Goldman Sachs where he was the chief operating officer for the Investment Banking Division, will take over the position from Philip W. Loberg, who has been serving as Valeant’s interim chief financial officer and will remain with the Company in a different role.

“The Board of Directors and I are delighted that Howard has agreed to join our company,” said J. Michael Pearson, chairman and chief executive officer.  “Howard brings an unquestioned intellect, tremendous relevant experience, an impressive track record of success, and a humble demeanor which will fit well with our company. I also want to thank Phil for the role he has performed these past twelve months and I am pleased that he will continue to play a key role in our financial organization.”

In January 2011, Howard Schiller retired from Goldman Sachs after a 24 year career. Howard was the chief operating officer for the Investment Banking Division responsible for the management and strategy of the business.  Prior to 2009, he was responsible for the global healthcare, consumer products, retail, industrial and natural resource businesses in the investment banking division. During 2001 and 2002, Howard was responsible for the global mergers and acquisitions business. From 1996 through 2001 Howard was in the Goldman Sachs London office: First, he was responsible for the healthcare and chemical industry group and then chief operating officer of the investment banking business for Europe, the Middle East, and Africa. During his 24 years at Goldman Sachs, Howard advised large multinational companies on strategic transactions, financings, restructurings, and leveraged buyouts.

Howard is on the New York board of Teach for America and on the board of the Cancer Research Institute. He is also on the business advisory council of the University of Chicago Law School. Howard received his BS in economics from the Wharton School at the University of Pennsylvania and his JD from the University of Chicago Law School.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. is a multi-national specialty pharmaceutical company that develops, manufacturers and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

Forward Looking Information

To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, "forward-looking statements").

This press release may contain forward-looking statements. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Valeant's most recent annual or quarterly report filed with the SEC and risks and uncertainties as detailed from time to time in Valeant's filings with the SEC and the Canadian Securities Administrators, which factors are incorporated herein by reference. These risks and uncertainties also include, without limitation, the expectation that Mr. Schiller will join Valeant and that Mr. Loberg will continue with Valeant. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect actual outcomes.

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